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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
General Growth Properties, Inc.

We consent to the incorporation by reference in the Registration Statement of General Growth Properties, Inc. on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383 and 333-41603) and the Registration
Statement on Forms S-8 (File Nos. 33-79372, 333-07241, 333-11237 and 333-28449)
of our report dated May 8, 1998, with respect to the combined statement of revenues and certain expenses of certain retail properties of MEPC American Holdings, Inc., U.K.-American Properties, Inc. and Caledonian Holding Company, Inc. (wholly owned subsidiaries of MEPC plc, a United Kingdom company) for the year ended September 30, 1997, which report appears in the Form 8-K/A Amendment No. 1 dated June 2, 1998, of General Growth Properties, Inc., and to the reference to our firm under the heading "Experts" in the prospectus supplement.



                                        KPMG Peat Marwick LLP

Dallas, Texas
June 2, 1998